UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2012

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.    Other Events.

On November 21, 2012, POZEN Inc., a Delaware corporation (“POZEN” or “the Company”), AstraZeneca AB (“AstraZeneca”), and AstraZeneca’s United States affiliate, AstraZeneca Pharmaceuticals, LP, received notice from Dr. Reddy’s Laboratories, Inc. (“DRL”) pursuant to 21 U.S.C. 355(j)(2)(A)(vii)(IV) (the “Paragraph IV Notice Letter”), that DRL had filed an Abbreviated New Drug Application (“ANDA”) with the United States Food and Drug Administration (“FDA”) seeking regulatory approval to market a generic version of VIMOVO® (naproxen and esomeparazole magnesium) delayed release tablets before the expiration of U.S. Patent Nos. 5,714,504; 6,926,907; 5,900,424; 7,745,466; 7,411,070; and 6,369,085. The patents are among those listed with respect to VIMOVO in the FDA’s Approved Drug Products with Therapeutic Equivalents Evaluation publication (commonly referred to as the “Orange Book”) and expire at various times between 2016 and 2023. DRL’s Paragraph IV Notice Letter asserts that its generic product will not infringe the listed patents or that the listed patents are invalid or unenforceable.

This is the second ANDA that DRL has filed with the FDA seeking regulatory approval to market a generic version of VIMOVO.  On March 14, 2011, the Company and AstraZeneca received a Paragraph IV Notice Letter from DRL informing us that it had filed an ANDA with the FDA seeking regulatory approval to market a generic version of VIMOVO and, accordingly, the Company and AstraZeneca filed suit against Dr. Reddy’s on April 21, 2011in the United States District Court for the District of New Jersey.  The case has been consolidated with the case against Lupin, Ltd. and Anchen Pharmaceuticals, Inc., both of which have filed ANDAs with the FDA to market generic versions of VIMOVO prior to the expiration of the Company’s and AstraZeneca’s patents. The case is currently in the discovery phase and initial claim construction positions have been exchanged.

The Company and AstraZeneca are evaluating new DRL’s Paragraph IV Notice Letter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L. Hodges
	Name:	William L. Hodges
	Title:	Chief Financial Officer

Date: November 21, 2012

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